Exhibit 99.1

IBT Locals Ratify Extended Contracts with IBC throughout Northeast Profit Center

     Announces Closing of its Lakewood, Washington, Bakery; Consolidation
          of Routes, Depots and Thrift Stores in its Northwest PC and
                 Resumption of Consolidations in California PCs


Kansas City , Missouri -- October 18, 2005 -- Interstate Bakeries Corporation (OTC:IBCIQ.PK) today said it has reached agreement with the International Brotherhood of Teamsters (IBT) local bargaining units within the Northeast Profit Center ("PC") to modify and extend through July 31, 2010, the existing collective bargaining agreements that govern their employment with IBC. Of the 14 proposed extension agreements for the region that includes New York, New Jersey, Massachusetts, Connecticut, Maine, Maryland, Delaware and Pennsylvania, 12 have been ratified by the IBT locals and the remaining two have been submitted for ratification. The 14 extension agreements cover approximately 2,100 employees.

In anticipation that it will reach similar agreements with IBT locals in other parts of the country, the Company said it will move forward with the PC restructuring process that it deferred in August. In its announcement today, IBC said it would recommence the consolidation of routes, depots and thrift stores in its Northern and Southern California PCs, and would close its bakery in Lakewood , Washington , and consolidate routes, depots and thrift stores in its Northwest PC. Subject to bankruptcy court approval, IBC expects to complete the consolidation in the Northwest PC by December 17, 2005, at which time IBC's bread products will no longer be sold in the states of Washington and Oregon . Branded cake products, however, will continue to be available in those markets. The consolidation is expected to affect approximately 200 bakery production workers.

In its announcement in August, IBC said that members of Bakery Drivers Union Local 550 and Bakery Drivers and Salesmen Local 701 (collectively approximately 500 employees) employed in the New York City metropolitan area had ratified long-term extensions of their labor contracts, and that efforts to consolidate operations elsewhere in the nation likely would be deferred until similar agreements by IBT locals had been negotiated. At the time the Company also indicated that the agreements may result in fewer terminations of non-production employees than previously announced.

"Negotiation and ratification of these extensions in the Northeast is a critical milestone in our restructuring efforts," said Tony Alvarez II, chief executive of IBC and co-founder and co-chief executive of Alvarez & Marsal, the global corporate advisory and turnaround management services firm.

"In light of the lessons learned in our negotiations in the Northeast, we now believe that it is prudent to resume the consolidation process and reduce the uncertainty in the organization caused by the previously announced deferral.

"We are hopeful that, using the union agreements negotiated with Richard Volpe, IBT International VP and Director of the Bakery Conference of the U.S. and Canada , in the Northeast as a framework, we will be able to negotiate similar agreements with IBT locals nationwide and thus move forward with the consolidation of our remaining PCs."

In addition to the Northeast PC consolidation, IBC had earlier announced the consolidation of its Florida , Mid-Atlantic, Northern California and Southern California PCs. The consolidations in Florida and the Mid-Atlantic PCs had been completed prior to the August 22 announcement to defer consolidations pending the union negotiations. Also in August, IBC announced the closing of its Davenport , Iowa , bakery.

Given the large number of collective bargaining agreements to which the Company is a party, and notwithstanding the negotiations noted above, there can be no assurances that satisfactory agreements will be reached with other union collective bargaining units. Further, there can be no assurance that previously announced consolidation plans will remain unaltered or that further consolidation plans will be consistent with the consolidations that have been announced previously or already implemented.

The preliminary estimate of charges to be incurred in connection with the bakery closing in the Northwest PC is approximately $15.0 million, including approximately $1.5 million of severance charges, approximately $11.5 million of asset impairment charges, and approximately $2.0 million in other charges. IBC further estimates that approximately $3.5 million of such costs will result in future cash expenditures and approximately $0.5 million in capital expenditures and accrued expenses to effect the consolidation. The costs associated with the consolidation of routes, depots and thrift stores cannot be estimated at this time.

As previously disclosed, IBC currently contributes to more than 40 multiemployer pension plans as required under various collective bargaining agreements, many of which are underfunded. The portion of a plan's under funding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability." Certain of the plans have filed proofs of claim in IBC's bankruptcy case alleging that partial withdrawals have already occurred. IBC disputes these claims; however, there is a risk that the consolidation announced today could significantly increase the amount of the liability to IBC should a partial withdrawal from the multiemployer pension plans covering the Northwest PC employees be found to have occurred. IBC is conducting the Northwest PC consolidation in a manner that it believes will not constitute a total or partial withdrawal from the relevant multiemployer pension plans. Nevertheless, due to the complex nature of such a determination, no assurance can be given that withdrawal claims based upon IBC's prior action or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should a partial withdrawal be found to have occurred, the amount of any partial withdrawal liability arising from the underfunded multiemployer pension plans to which IBC contributes would likely be material and could adversely affect our financial condition and, as a general unsecured claim, any potential recovery to our constituencies.

Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy. The Company continues to operate its business in the ordinary course as a debtor-in-possession. IBC currently operates 47 bakeries, [update statistics].


About the Company

Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The company is headquartered in Kansas City .

Cautionary Statement Regarding Forward-Looking Statements and Other Matters

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 and 2005 Forms 10-K and fiscal 2005 and 2006 Forms 10-Q; the Company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the Company's restructuring process, including the risk that the PC review and bakery and route consolidations could fail to achieve the desired results; the impact of any withdrawal liability arising under the Company's multiemployer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Contact: Sitrick and Company
Jason Booth
310-941-3616

Sandra Sternberg
310-788-2850

Camilo Pereira
617-448-6884